Exhibit 10.5

AQUA BOUNTY TECHNOLOGIES INC.

2006 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

(United Kingdom Residents)

This Agreement (the “Agreement”) is made as of            , 201     (the “Date of Grant”) by and between Aqua Bounty Technologies Inc., a Delaware corporation (the “Company”) and                              (“Grantee”) on behalf of itself and of any subsidiary of the Company (a “Subsidiary”) which is the employer of or deemed to be the employer of Grantee or to which Grantee provides services.

1.	Grant of Restricted Shares. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company’s 2006 Equity Incentive Plan (the “Plan”), the Company hereby grants to Grantee as of the Date of Grant ( ) shares of the Company’s Common Stock as Restricted Shares (the “Restricted Shares”). The Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

2.	Restrictions on Transfer of Restricted Shares. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof. Any purported transfer or encumbrance in violation of the provisions of this Section 2 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares.

3.	Vesting of Restricted Shares. The Restricted Shares shall become nonforfeitable on the anniversary of the Date of Grant (the “Vesting Date”) if Grantee remains in the continuous employ or service of the Company or a Subsidiary from the Date of Grant until the Vesting Date.

4.	Forfeiture of Shares. Notwithstanding any other provision of this Agreement or of the Plan to the contrary, the Restricted Shares shall be forfeited without further consideration if Grantee ceases to be an employee of or to provide services to the Company or any Subsidiary prior to the Vesting Date. In the event of a forfeiture, the certificate(s) representing the Restricted Shares covered by this Agreement shall be canceled.

Form Restricted Stock Agreement

5.	Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares; provided, however, that any additional shares of Common Stock or other securities that Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

6.	Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 of this Agreement.

7.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

8.	Taxes and Withholding.

(a) To the extent that the Company or a Subsidiary shall be required to withhold any federal, state, local or foreign taxes and social security contributions (including, without limitation, UK primary class 1 (employee’s) national insurance contributions) in connection with the issuance, vesting or disposal of the Restricted Shares or non restricted Common Stock of the Company or other securities obtained pursuant to this Agreement (including in the event of Grantee making an election under Section 431 of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 (b) with respect to the Restricted Shares), and the amounts available to the Company for such withholding are insufficient, Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

(b) Grantee hereby acknowledges and agrees that he shall be fully responsible for and hereby indemnifies the Company and its Subsidiaries for and in respect of any income tax, national insurance and social security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with the grant of Restricted Shares pursuant to this Agreement, where the recovery is not prohibited by law. The Grantee hereby further indemnifies the Company and its Subsidiaries against all reasonable costs, expenses and any penalty, final interest incurred or payable by the Company or any Subsidiary in connection with or in consequence of any such liability, deduction, contribution, assessment or claim.

9.	Continuous Employment. For purposes of this Agreement, the continuous employment or service of Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of or provider of services to the Company or a Subsidiary, by reason of the transfer of his employment or service among the Company and its Subsidiaries or a leave of absence approved by the Board.

2	Form Restricted Stock Agreement

10.	No Employment Contract.

(a) Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment or service with the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or service or to adjust the compensation of Grantee.

(b) This grant of Restricted Shares is a voluntary, discretionary bonus being made on a one time basis and does not constitute a commitment to make any future grants. This grant and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance. Grantee shall not be entitled to any compensation in connection with Grantee’s termination of employment or service for any loss of any right or benefit or prospective right or benefit under this Agreement or the Plan which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for breach of contract or by way of compensation for loss of office or otherwise.

11.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent.

12.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13.	Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Restricted Shares.

14.	Data Privacy. Information about Grantee may be collected, recorded and held, used and disclosed in electronic or other form for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. By accepting this grant of Restricted Shares, Grantee agrees and understands that processing of such information may need to be carried out by the Company and any Subsidiary and by third party administrators, whether such persons are located within Grantee’s country of residence or elsewhere, including outside the European Economic Area. Grantee hereby consents to the processing of information relating to him and his participation in the Plan in any one or more of the ways referred to above.

3	Form Restricted Stock Agreement

15.	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

16.	Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware.

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4	Form Restricted Stock Agreement

This Agreement is executed by the Company on the day and year first set forth above.

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Restricted Shares granted thereunder on the terms and conditions set forth herein and in the Company’s 2006 Equity Incentive Plan.

Date: , 201
GRANTEE
Name: _______________

Form Restricted Stock Agreement